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                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                                 NS GROUP, INC.

                         AUTHORIZED ON AUGUST 24, 1989

                                   ARTICLE I

                 The name of the Corporation is NS Group, Inc.

                                   ARTICLE II

                      The period of duration is perpetual.

                                  ARTICLE III

          The purposes for which the Corporation is organized are to transact any or all lawful business for which Corporations may be incorporated under the Kentucky Business Corporation Act and to exercise any and all powers that Corporations may now or hereafter exercise under the Kentucky Business Corporation Act.

                                   ARTICLE IV

               (a) The aggregate number of shares of Common Stock which the Corporation shall have the authority to issue is 40,000,000. Each share shall be valued without par value. All shares of Common Stock shall be voting stock, and the holders thereof shall be entitled to one vote for each share of stock standing in their name.

               (b)  The aggregate number of shares of Class A
Preferred Stock which the Corporation shall have the authority to issue is 2,000,000. The par value of each share shall be $10.00.

          Subject to the limitations hereinafter contained and to the requirements of the laws of the State of Kentucky, authority is hereby vested in the Board of Directors of the Corporation to issue said 2,000,000 shares of the Class A Preferred Stock in one or more series and by resolution or resolutions (any such resolution being hereinafter called the "authorizing resolution"):

                       (i)    to fix the distinctive serial
designation of the shares of any such series,

                      (ii)    to fix the rate or amount per annum
at which the holders of the shares of any series shall be entitled to receive dividends and the dates on which such dividends shall be payable,

                     (iii)    to determine whether the dividends
payable to the holders of shares of any series shall be

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cumulative, and, if so, to fix the date or dates from which such dividends shall be cumulative,

                      (iv)    to determine whether the shares of
any such series may be redeemed, and to fix the price or prices at which the times during which, and other terms upon which the shares of any such series may be redeemed,

                       (v)    to fix the amounts payable on the
shares of any series in the event of dissolution or liquidation of the Corporation,

                      (vi)    from time to time to include
additional shares of Class A Preferred Stock which the Corporation is authorized to issue in any such series,

                     (vii)    to determine whether the shares of
any such series shall be made convertible into or exchangeable for other securities of the Corporation, including shares of the Common Stock of the Corporation or shares of any other series of the Class A Preferred Stock of the Corporation, now or hereafter authorized, or any new class of preferred stock of the Corporation hereafter authorized, the conversion price or prices or the rate or rates of exchange at which such conversion or exchange may be made, and the terms and conditions upon which any such conversion right or exchange right shall be exercised,

                    (viii)    to determine whether a sinking fund
shall be provided for the purchase or redemption of shares of any series and, if so, to fix the terms and amount or amounts of such sinking fund, and

                      (ix)    to determine whether the shares of
any such series shall have voting rights, and, if so, to fix the voting rights of the shares of such series,

                       (x)    to fix such other preferences and
rights privileges and restrictions applicable to any such series as may be permitted by law.

          So long as any of the Class A Preferred Stock is outstanding, no dividend shall be declared or paid and no distribution shall be made on the Common Stock of the Corporation until the full cumulative dividends on all series of Class A Preferred Stock up to the end of the then quarterly dividend period shall have been declared and paid or shall have been declared and a sum sufficient for the payment thereof appropriated and set aside for the payment thereof by the Board of Directors. Accumulations of dividends on the Class A Preferred Stock shall not bear interest.


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          The Class A Preferred Stock shall be preferred as to
both earnings and assets, and in the event of any liquidation, dissolution or winding up of the Corporation, the holders of each series of Class A Preferred Stock shall be entitled to receive, before any distribution shall be made on the Common Stock of the Corporation, the amount or amounts which shall be fixed by this
Article IV or in the authorizing resolution establishing such series, plus in every such case, the holders of each series of Class A Preferred Stock shall be entitled to receive a sum equal to all accumulated and unpaid dividends which shall have accrued on the Class A Preferred Stock up to the date of payment of the final amount due thereon. Such amounts shall be payable out of the capital and surplus of the Corporation. The rights of any series of Class A Preferred Stock in the event of the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation as provided for in this Article IV or in the authorizing resolution for any such series shall not at any time prior to the occurrence or authorization of any of said events, restrict or prevent the Corporation from paying, from retained earnings or other funds legally available therefor, dividends on its Common Stock or any other class of its capital stock in such amounts as the Board of Directors may from time to time, determine, if the payment of such dividends at the time of payment thereof is not restricted by any other terms or provisions of any series of the Class A Preferred Stock.

          Except as may be otherwise specified by the Board of Directors, each share of Class A Preferred Stock shall be identical with each other share of said stock. If the amount determined by the Board of Directors to be declared and paid as dividends on each series of the Class A Preferred Stock shall be insufficient to pay the full dividend, including accumulations on any series of the Class A Preferred Stock, on all outstanding shares of each class, all dividend payments made upon all shares of Class A Preferred Stock shall be made ratably upon all such outstanding shares in proportion to the respective amounts of the dividends accrued thereon to the respective dates of such dividend payments. If the amount available for payment to the holders of each series of Class A Preferred Stock upon liquidation or upon any of the other events specified herein shall be insufficient to pay the full preferential amounts to which such holders are respectively entitled as provided herein, the entire net distributable assets of the Corporation shall be distributed ratably to all outstanding shares of Class A Preferred Stock in proportion to the full preferential amounts to which such shares are respectively entitled.

          Subject to the terms of the authorizing resolution establishing each series of the Class A Preferred Stock may, at the option of the Board of Directors, be redeemed at any time or from time to time, at the redemption price or prices fixed by the authorizing resolution establishing such series, which in every

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such case shall include an amount equal to all accumulated and unpaid dividends which shall have accrued on the shares to be redeemed up to the redemption date. No shares of the Class A Preferred Stock shall be redeemed unless at or prior to the date cumulative dividends on all other outstanding shares of Class A Preferred Stock up to the quarterly dividend date next preceding the date fixed for redemption shall have been paid or a sum sufficient for the payment thereof appropriated and set apart for such payment. If less than the whole of any series of the Class A Preferred Stock shall be redeemed at any time, the stock so to be redeemed shall be selected by the Board of Directors by lot in such manner as it may determine; provided, however, that the Board of Directors may select which series may be redeemed in whole or in part.

                                   ARTICLE V

          The holders of the shares of Common Stock or of any series of the Class A Preferred Stock of the Corporation shall have no preemptive right to acquire unissued or treasury shares of the Corporation or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares; and any and all such preemptive rights are hereby expressly denied to the Common Stock and to each series of the Class A Preferred Stock.

                                   ARTICLE VI

          The affairs of the Corporation shall be managed and conducted by a Board of Directors. The number of directors to be elected at the 1989 Annual Meeting shall be seven (7).
Thereafter the number of Directors may be fixed or changed by resolution of the Board of Directors in accordance with the Kentucky Business Corporation Act. The name and address of the person who was the initial director is Clifford R. Borland, 805 Rosewood Drive, Crescent Springs, Kentucky 41017. The vote of the holders of not less than seventy-five percent (75%) of all the outstanding shares of the Corporation entitled to vote shall be required to amend this Article VI.

                                  ARTICLE VII

          At such time as the number of directors fixed pursuant to Article VI hereof shall be nine (9) or more directors, the Board of Directors, by resolution, may divide the Board of Directors into three classes, as nearly equal in number as possible. In the event of any increase in the number of directors, the additional director(s) shall be added to such class(es) as may be necessary so that all classes shall be as nearly equal in number as possible. In the event of any decrease in the number of directors, all classes of directors shall be decreased as nearly equally as may be possible, but in no event

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shall the Board of Directors continue to be divided into classes if the number of directors is decreased below nine (9). Subject to the foregoing, the Board of Directors shall determine the class(es) to which any additional director(s) shall be added and the class(es) which shall be decreased in the event of any decrease in the number of directors. At each annual meeting of shareholders the successors to the class of directors whose term shall then expire shall be elected for a term expiring at the third succeeding annual meeting after such election. The vote of the holders of not less than seventy-five percent (75%) of all the outstanding shares of the Corporation entitled to vote shall be required to amend this Article VII.

                                  ARTICLE VIII

          The address of the registered office of the Corporation is Suite 200, 629 Madison Avenue, Covington, Kentucky 41011. The name and address of the registered agent is Bernie Beck, Suite
200, 629 Madison Avenue, Covington, Kentucky 41011.

                                   ARTICLE IX

          The name and address of the incorporator is Clifford R.
Borland, 805 Rosewood Drive, Crescent Springs, Kentucky 41017.

                                   ARTICLE X

          A majority of all the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number is required by law or by these Articles. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. Once a share is represented for any purpose at a meeting, it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

                                   ARTICLE XI

          Special meetings of the shareholders, for any purpose or purposes, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than fifty percent of all the votes entitled to be cast on any issue proposed to be considered at that proposed special meeting.

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                                  ARTICLE XII

          Any vacancy occurring in the Board of Directors and newly created Directorships may be filled only by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors, and each person so elected shall serve for a term of office continuing only until the next election of Directors by the shareholders.

                                  ARTICLE XIII

          A Director may be removed only for cause. The vote of the holders of not less than seventy-five percent (75%) of all the outstanding shares of the Corporation entitled to vote shall be required to remove a Director. A Director shall be removed by the shareholders only at a meeting called for the purpose of removing him, and the meeting notice shall state that the purpose, or one of the purposes, of the meeting is removal of the Director.

                                  ARTICLE XIV

          The vote of the holders of a majority of all the outstanding shares of the Corporation entitled to vote shall be required to approve the amendment of one or more of these Articles, except as otherwise required by law or where a greater majority is required by these Articles or by the Board of Directors pursuant to its authority under the Kentucky Business Corporation Act, and except such amendments as may be made by the Board of Directors without shareholder approval under the Kentucky Business Corporation Act.

                                   ARTICLE XV

          No Director shall be personally liable to the Corporation or its shareholders for monetary damages for breach of his duties as a Director; provided, however, that this Article XV shall not eliminate or limit the liability of a Director for
(i) any transaction in which the Director's personal financial interest is in conflict with the financial interest of the Corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or are known to the Director to be a violation of law; (iii) for acts which violate Section 271B.8-330 of the Kentucky Business Corporation Act; or (iv) for any transaction from which the Director derived an improper personal benefit.

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